SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

    (Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934)

        Date of Report (Date of earliest event reported) September 7,1997


                               CYLINK CORPORATION
             (Exact name of registrant as specified in its charter)


          California                      0-27742                 95-3891600
(State or other jurisdiction of         (Commission            (I.R.S. Employer
 incorporation or organization)         File Number)         Identification No.)


                                910 Hermosa Court
                           Sunnyvale, California 94086
                    (Address of principal executive offices)


                                 (408) 735-5800
              (Registrant's telephone number, including area code)

The undersigned hereby amends its Form 8-K dated September 7, 1997 and filed on September 23, 1997 by adding items 7(a), 7(b), and 7(c).

Item 7.   Financial Statements and Exhibits

(a)      Consolidated Financial Statements of A.R. Data Security Ltd.

         The following are attached:
         Auditor's Report
         Consolidated  Balance  Sheets  as of  June  30,  1997  (unaudited)  and
             December 31, 1996 and 1995
         Consolidated  Statements  of  Income  for  the  six month periods ended
             June 30, 1997 and 1996 (unaudited), and for the years ended December 31, 1996, 1995 and 1994.
         Consolidated Statements of Changes in Shareholders' Equity (Deficiency) for the six months ended June 30, 1997 (unaudited) and for the years ended December 31, 1996, 1995 and 1994.
         Consolidated Statements  of Cash Flows for the six month  periods ended
             June 30, 1997 and 1996 (unaudited), and for the years ended December 31, 1996, 1995 and 1994.
         Notes to Consolidated Financial Statements.

(b)      Pro Forma Financial Information.

         The following are attached:
         For the six months ended June 27, 1997 and the year ended  December 31,
             1996, Unaudited Pro Forma Combined Condensed Statements of Operations and Unaudited Notes to Pro Forma Combined Condensed Statements of Operations

(c)      Exhibits

         23.1    Consent of Independent Auditors

                            A.R. DATA SECURITY, LTD.

                         REPORT OF INDEPENDENT AUDITORS

To:  The shareholders of A.R. Data Security, Ltd.

         We have audited the consolidated balance sheets of A.R. Data Security Ltd. and its subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity (deficiency) and cash flows for each of the three years in the period ending December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards in the United states and Israel, including those prescribed by the Israel Auditors Regulations (Mode of Performance), 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, either originating within the financial statements themselves, or due to any misleading statement included therein. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

         In our opinion, based on our audits and the reports of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1996 and 1995 and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles in Israel. As permitted by Securities and Exchange Commission rules, these financial statements have been prepared in accordance with the requirements of
Item 17 of Form 20-F. For a description of the differences between generally accepted accounting principles in Israel and United States generally accepted accounting principles as applicable in these financial statements see Note 15.




Tel-Aviv, Israel                     /s/ KOST, LEVARY and FORER
March 4, 1997                          ----------------------
                                         Certified Public Accountants (Israel)
                                         A member of Ernst & Young International

                                                       A.R. DATA SECURITY LTD.
                                                     Consolidated Balance Sheets
                                                          (In U.S. dollars)
                                                                                                               December 31,
                                                                                          June 30,      ---------------------------
                                                                                            1997           1996            1995
                                                                                        -----------     -----------     -----------
                                                                                        (Unaudited)
                                Assets
Current assets:
   Cash and cash equivalents                                                            $   864,055     $   659,027     $    95,784
   Restricted cash                                                                          682,760         714,310            --
   Marketable securities                                                                  1,769,062       1,577,876            --
   Trade receivables                                                                      1,830,907       1,839,947       1,755,312
   Other receivables and prepaid expenses (Note 3)                                          554,732         216,922         286,792
   Inventories (Note 4)                                                                     314,490         561,775         227,856
                                                                                        -----------     -----------     -----------
            Total current assets                                                          6,016,006       5,569,857       2,365,744
                                                                                        -----------     -----------     -----------
Investment in a subsidiary (Note 5)                                                            --              --            48,775
                                                                                        -----------     -----------     -----------
Severence pay fund (Note 9)                                                                 349,993         324,209         209,285
                                                                                        -----------     -----------     -----------
Fixed assets (Note 6):
   Cost                                                                                   1,832,690       1,604,044       1,322,623
   Less - accumulated depreciation                                                          546,467         451,001         321,607
                                                                                        -----------     -----------     -----------
                                                                                          1,286,223       1,153,043       1,001,016
                                                                                        -----------     -----------     -----------
Other assets:
   Goodwill (net of accumulated amortization of $3,354 and $2,236)                           19,010          20,128            --
   Patent (net of accumulated amortization of $58,424,
      $53,319 and $43,078)                                                                   23,503          28,608          38,849
Deferred income taxes (Note 12)                                                              53,813          68,649          54,230
                                                                                        -----------     -----------     -----------
                                                                                             96,326         117,385          93,079
                                                                                        -----------     -----------     -----------
                                                                                        $ 7,748,548     $ 7,164,494     $ 3,717,899
                                                                                        ===========     ===========     ===========
                 Liabilities and Shareholders' Equity
Current liabilities:
   Short-term bank debt                                                                 $       585     $     2,152     $ 1,758,813
   Current maturities of long-term debt (Note 8)                                             34,674          45,947          36,616
   Trade payables                                                                           370,198         403,079         405,080
   Deferred revenues                                                                        212,005          67,016         111,274
   Accrued expenses and other liabilities (Note 7)                                          898,431         997,478         569,528
   Shareholders                                                                              12,262          10,500          39,694
                                                                                        -----------     -----------     -----------
         Total current liabilities                                                        1,528,155       1,526,172       2,921,005
                                                                                        -----------     -----------     -----------
Long-term debt (Note 8)                                                                     194,930         218,831         233,715
                                                                                        -----------     -----------     -----------
Accrued severance pay (Note 9)                                                              627,086         588,255         337,898
                                                                                        -----------     -----------     -----------
Commitments and contingencies (Note 10)
Shareholders' equity (Note 11):
   Share capital
   Authorized 330,000 Ordinary Shares
     par value NIS 0.01; Issued and outstanding:
   December 31, 1995; 52,780
   December 31, 1996; 81,750
   June 30, 1997; 81,750                                                                      5,422           5,422           4,787
   Additional paid-in capital                                                             4,145,885       4,145,885          88,168
   Retained earnings                                                                      1,727,944       1,160,803         685,954
   Treasury stock                                                                          (480,874)       (480,874)       (553,628)
                                                                                        -----------     -----------     -----------
            Total shareholders' equity                                                    5,398,377       4,831,236         225,281
                                                                                        -----------     -----------     -----------
                                                                                        $ 7,748,548     $ 7,164,494     $ 3,717,899
                                                                                        ===========     ===========     ===========

The accompanying notes are an integral part of the financial statements.

                                                                 3

                                                       A.R. DATA SECURITY LTD.
                                                   Consolidated Statements of Income
                                                          (In U.S. dollars)
                                                                   Six months ended
                                                                       June 30,                     Year ended December 31,
                                                              -------------------------   ------------------------------------------
                                                                 1997           1996         1996           1995            1994
                                                              -----------    ----------   -----------    -----------    -----------
                                                             (Unaudited)

Revenue from software sales and services                      $ 3,965,147    $3,892,113   $ 7,205,731    $ 4,311,925    $ 3,142,983
Cost of software sales and services                             1,267,318       971,494     2,001,094      1,361,549      1,051,769
                                                              -----------    ----------   -----------    -----------    -----------

Gross profit                                                    2,697,829     2,920,619     5,204,637      2,950,376      2,091,214
                                                              -----------    ----------   -----------    -----------    -----------

Operating expenses:
   Research and development (Note 13)                             649,866       475,061       904,243        788,786        828,567
   Selling, general and administrative                          1,185,528     1,471,145     2,936,219      1,219,225        795,044
                                                              -----------    ----------   -----------    -----------    -----------
Total operating costs and expenses                              1,835,394     1,946,206     3,840,462      2,008,011      1,623,611
                                                              -----------    ----------   -----------    -----------    -----------

Operating income                                                  862,435       974,413     1,364,175        942,365        467,603

Financial income (expenses), net                                  (72,525)     (233,481)      (53,565)      (251,982)      (260,006)
                                                              -----------    ----------   -----------    -----------    -----------

Income before taxes on income and equity in
   losses of subsidiary                                           789,910       740,932     1,310,610        690,383        207,597
Provision for taxes on income (Note 12)                           127,236       179,073       197,898        161,000        136,659
                                                              -----------    ----------   -----------    -----------    -----------

Income before equity in losses of subsidiary                      662,674       561,859     1,112,712        529,383         70,938
Equity in losses of subsidiary                                       --            --            --           (1,600)        (2,056)
                                                              -----------    ----------   -----------    -----------    -----------

Net income                                                    $   662,674    $  561,859   $ 1,112,712    $   527,783    $    68,882
                                                              ===========    ==========   ===========    ===========    ===========

The accompanying notes are an integral part of the financial statements.

                                                                 4

                                                       A.R. DATA SECURITY LTD.
                                      Consolidated Statements of Changes in Shareholders' Equity
                                                          (In U.S. dollars)


                                                                             Additional                                   Total
                                                                 Share        paid-in      Retained      Treasury     shareholders'
                                                                capital       capital      earnings        stock          equity
                                                              -----------   -----------   -----------    -----------    -----------
Balance at January 1, 1994                                    $     4,787   $    88,168   $    89,289    $      --      $   182,244

   Purchase of treasury stock                                        --            --            --         (441,681)      (441,681)

   Net income                                                        --            --          68,882           --           68,882
                                                              -----------   -----------   -----------    -----------    -----------

Balance at December 31, 1994                                        4,787        88,168       158,171       (441,681)      (190,555)

   Purchase of treasury stock                                        --            --            --         (111,947)      (111,947)

   Net income                                                        --            --         527,783           --          527,783
                                                              -----------   -----------   -----------    -----------    -----------

Balance at December 31, 1995                                        4,787        88,168       685,954       (553,628)       225,281

   Sale of treasury stock                                            --           7,246          --           72,754         80,000

   Issuance of shares                                                 635     4,050,471          --             --        4,051,106

   Dividends paid                                                    --            --        (637,863)          --         (637,863)

   Net income                                                        --            --       1,112,712           --        1,112,712
                                                              -----------   -----------   -----------    -----------    -----------

Balance at December 31, 1996                                        5,422     4,145,885     1,160,803       (480,874)     4,831,236

   Dividends paid (Unaudited)                                        --            --         (95,533)          --          (95,533)

   Net income (Unaudited)                                            --            --         662,674           --          662,674
                                                              -----------   -----------   -----------    -----------    -----------

Balance at June 30, 1997 (Unaudited)                          $     5,422   $ 4,145,885   $ 1,727,944    $  (480,874)   $ 5,398,377
                                                              ===========   ===========   ===========    ===========    ===========

The accompanying notes are an integral part of the financial statements.

                                                                 5

                                                       A.R. DATA SECURITY LTD.
                                                Consolidated Statements of Cash Flows
                                                          (In U.S. dollars)


                                                                Six months ended
                                                                     June 30,                        Year ended December 31,
                                                            --------------------------    -----------------------------------------
                                                               1997           1996           1996           1995           1994
                                                            -----------    -----------    -----------    -----------    -----------
                                                                   (Unaudited)
Cash flows from operating activities:
   Net income                                               $   662,674    $   561,859    $ 1,112,712    $   527,783    $    68,882
   Adjustemnts to reconcile net income
      to net cash provided by
      operating activities:
         Depreciation and amortization                          101,689         51,372        130,611         96,359         88,388
         Increase (decrease) in accrued
            severance pay, net                                   13,047        134,980        135,433         51,337           (164)
         Loss from sale of equipment                               --             --              276          2,259           --
         Decrease (increase) in inventories                     247,285       (122,641)      (325,592)       (30,274)       (54,863)
         Increase in marketable securities                     (191,186)          --       (1,577,876)          --             --
         Decrease (increase) in trade receivables                 9,040        (69,625)       (69,963)    (1,047,413)      (416,709)
         Decrease (increase) in other
          receivalbles and prepaid expenses                    (337,810)        50,909         80,860        (61,182)        28,022
         Increase (decrease) in deferred revenues               144,989         52,963        (44,258)        38,218
         Increase (decrease) in trade payables                  (32,881)      (156,966)       (19,116)        84,156        127,227
         Decrease (increase) in deferred income taxes            14,836       (109,783)       (14,419)       (17,406)        (4,940)
         Increase (decrease) in other
          liabilities and accrued expenses                      (99,047)     1,063,657        403,411       (121,943)       397,118
         Equity in losses of a subsidiary                          --             --             --            1,600          2,056
         Erosion of restricted cash                              31,550           --             --             --             --
         Other                                                     --             --             --               97            331
                                                            -----------    -----------    -----------    -----------    -----------

Net cash provided by (used in)
   operating activities                                         564,186      1,456,725       (187,921)      (476,409)        87,968
                                                            -----------    -----------    -----------    -----------    -----------

Cash flows from investing activities:
   Investment in a subsidiary                                      --             --             --          (35,600)          --
   Investment in patent                                            --             --             --             --          (24,633)
   Purchase of property and equipment
                                                               (228,646)       (84,739)      (269,354)       (65,916)      (318,946)
   Proceeds from sale of property
      and equipment                                                --             --            4,883          1,015           --
   Cash acquired in acquisition of subsidiary                      --           28,122         28,122           --             --
                                                            -----------    -----------    -----------    -----------    -----------

Net cash used in investing activities                          (228,646)       (56,617)      (236,349)      (100,501)      (343,579)
                                                            -----------    -----------    -----------    -----------    -----------

The accompanying notes are an integral part of the financial statements.

                                                                 6

                                                       A.R. DATA SECURITY LTD.
                                                Consolidated Statements of Cash Flows
                                                          (In U.S. dollars)


                                                                Six months ended
                                                                     June 30,                        Year ended December 31,
                                                            --------------------------    -----------------------------------------
                                                               1997           1996           1996           1995           1994
                                                            -----------    -----------    -----------    -----------    -----------
                                                                   (Unaudited)
Cash flows from operating activities:
   Issuance of shares, net                                         --        4,051,106      4,051,106           --             --
   Purchase of treasury stock                                      --             --             --         (111,947)      (441,681)
   Proceeds from sale of treasury stock                            --           80,000         80,000           --             --
   Payments related to long-term debt                           (35,174)       (18,308)       (36,616)       (38,020)       (41,788)
   Deposits                                                        --             --         (714,310)          --             --
   Increase (decrease) in short-term debt
                                                                 (1,567)    (1,041,513)    (1,756,673)     1,269,718        489,095
   Proceeds related to long-term debt                              --           33,389         31,063         24,527        264,444
   Shareholders' and affiliates' loans                            1,762        (39,694)       (29,194)      (650,692)      (699,525)
   Dividends paid                                               (95,533)          --         (637,863)          --             --
                                                            -----------    -----------    -----------    -----------    -----------

Net cash provided by (used in)
   financing activities                                        (130,512)     3,064,980        987,513        493,586       (429,455)
                                                            -----------    -----------    -----------    -----------    -----------

Increase (decrease) in cash and
   cash equivalents                                             205,028      4,465,088        563,243        (83,324)      (685,066)
Balance of cash and cash equivalents
   at beginning of year                                         659,027         95,784         95,784        179,108        864,174
                                                            -----------    -----------    -----------    -----------    -----------
Balance of cash and cash equivalents
   at end of year                                           $   864,055    $ 4,560,872    $   659,027    $    95,784    $   179,108
                                                            ===========    ===========    ===========    ===========    ===========

In January 1996 the Company acquired the remaining 51% outstanding shares of A.R. "GMBH" and assumed liabilities exceeding the fair value of assets as follows:

Fair value of assets acquired                               $  39,955           $  39,955
Liabilities assumed                                         $ (41,666)          $ (41,666)
                                                            ---------           ---------
Liabilities assumed in excess of net cash acquired          $  (1,711)          $  (1,711)
                                                            =========           =========

The accompanying notes are an integral part of the financial statements.

                                                                  7

                             A.R. DATA SECURITY LTD.
                   Notes to Consolidated Financial Statements
                                (In U.S. dollars)

Note 1  -  General

           A.R. Data Security Ltd. and its subsidiaries ("the Company") are engaged in providing cryptographic solutions to security problems of large organizations. The Company provides high-level, integrated solutions that enable organizations to take full advantage of advanced computing environments without incurring the security risks attached to such systems.

           The Company's primary markets have been in Europe and the Far East. The North American market is one of the targets of a new marketing strategy and preparations are underway to penetrate this market.

           Organization

           In 1985,  Algorithmic  Research  Ltd.  ("A.R.  Ltd.")  was  formed to
           provide  cryptographic   solutions  to  security  problems  of  large
           organizations.

           In 1994, certain shareholders of A.R. Ltd. established Algart Holdings Ltd. ("Algart") and concurrently, Algart acquired 34% of A.R. Ltd. In 1995, Algart increased its holdings in A.R. Ltd. by acquiring additional shares in A.R. Ltd. from certain shareholders.

           In 1996, A.R. Data Security Ltd. was formed as a result of the transfer of all shares of A.R. Ltd. and Algart into, and in exchange of, all the outstanding shares of the newly formed corporation. The activities of all the companies have been combined and accounted for in a manner similar to a pooling of interests.

           In 1992, A.R. Ltd. established and acquired a 49% interest in a foreign subsidiary "A.R. GmbH" and in December 1995 acquired the remaining 51%.

           In 1996, the Company established a wholly owned subsidiary in Singapore, "A.R. PTE Ltd." to further penetrate the Far East market.

Note 2  -  Significant Accounting Policies

           a. General

           The financial statements presented herein are prepared in accordance with generally accepted accounting principles in Israel ("Israeli GAAP").

           The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

           b. Financial statements in U.S. dollars

           The majority of the Company's sales are made in United States dollars or are dollar linked by virtue of the fact that a portion of its sales are based on contracts that are stated in both dollars and New Israeli Shekels ("NIS") and are paid in NIS linked to changes in the exchange rate between the dollar and the NIS. In addition, a portion fo the Company's costs are incurred in dollars. Since the dollar is the primary currency in the economic environment in which the Company operates, the dollar is its functional currency, and accordingly, monetary accounts maintained in currencies other than the dollar are remeasured using the foreign exchange rate at the balance sheet date. Operational accounts and nonmonetary balance sheet accounts are measured and recorded at rates in effect at the date of the transaction. The effects of foreign currency remeasurement are reported in current operations.

           The  functional   currency  of  the  foreign   subsidiaries  are  the
           respective local currencies, and not the U.S. dollar. However, remeasurement effects are not material and have been reported in current operations.

           c. Consolidated financial statements

           The consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiaries, A.R. GmbH and A.R. PTE Ltd. Intercompany transactions and balances therefrom have been eliminated in consolidation.

           d. Marketable securities

           The  Company   classifies  its  marketable   securities  as  "trading
           securities" in accordance with Statement No. 115 of the FASB.

           Realized and unrealized holding gains and losses related to trading securities are included in financial income and expenses.

           e. Property and equipment

           Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets as estimated by the Company.

           Annual depreciation rates are as follows:


                                                             %
                                                          -------
           Building                                          4
           Computers and related equipment                 20-33
           Motor vehicles                                    15
           Office furniture and equipment                   6-10

           f. Revenue recognition

           Revenue from software license agreements is recognized upon delivery of the software and execution of a signed contract where no significant vendor obligations remain and the collection of the related receivable is probable.

           The Company recognizes revenues from fixed price contracts using the percentage of completion method of accounting based on the contract value of the total work performed to the balance sheet date, based on the ratio of actual costs to total costs.

           Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

           Maintenance revenue is recognized ratable over the term of the agreement.

           g. Royalty-bearing grants

           Royalty-bearing grants from the Government of Israel for funding of marketing activity and for research and development are recognized at the time the Company is entitled to such grants on the basis of the related costs incurred.

           h. Research and development costs

           Research and development costs are charged to the statement of operations as incurred. SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the
           Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant. Therefore, such costs have been expensed.

           i. Deferred income taxes

           Deferred income taxes are provided in respect of temporary differences in the recognition of certain income and expense items for financial reporting and tax purposes. The Company utilizes the asset and liability method of accounting for income taxes as set forth in SFAS No. 109.

           j. Cash equivalents

           For the purpose of the statement of cash flows, liquid investments with a maturity of three months or less at date of investment are considered by the Company to be cash equivalents.

           k. Restricted cash

           The restricted cash pertains to a portion of the funds received in the 1996 private placement offering which will be available to the Company in the third quarter of 1997.

           l. Goodwill

           Goodwill is amortized by the straight-line method over ten years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation and other considerations.

           m. Concentration of risks

           Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash equivalents, marketable securities and accounts receivable. The Company invests primarily in money market accounts and marketable securities and places its investments with high quality financial, government or corporate institutions. The Company's accounts receivable are derived from sales to customers located primarily in Europe and in the Far East. The Company performs ongoing credit evaluations of its customers. No collateral was required.

           n. Fair value of financial instruments

           The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

           Cash and cash equivalents and short term deposits - The carrying amount reported in the balance sheet for cash and cash equivalents and short term deposits approximates its fair value.

           Marketable securities - The fair values for marketable securities are based on quoted market prices.

The carrying amounts and fair valueof the Companys financial instruments are as follows:


                                    Carrying amount           Fair value
                               -----------------------   -----------------------
                                       December 31,            December 31,
                                   1996         1995         1996        1995
                               ----------   ----------   ----------   ----------
Cash and cash equivalents      $  659,027   $   95,784   $  659,027   $   95,784
Marketable securities          $1,577,876   $     --     $1,577,876   $     --


Note 3 - Other receivables and Prepaid Expenses

                                                              December 31,
                                                     --------------------------
                                                         1996            1995
                                                     -----------    -----------
         Prepaid expenses                            $    48,208    $    37,286
         Government grants receivable                       --          180,085
         Income tax authorities                          137,805         22,490
         Employees                                         4,628         10,429
         Other                                            26,281         36,502
                                                     -----------    -----------
                                                     $   216,922    $   286,792
                                                     ===========    ===========


Note 4 - Inventories

         Raw materials                               $   126,392    $   120,336
         Work in progress                                153,902         36,512
         Finished products                               281,481         71,008
                                                     -----------    -----------
                                                     $   561,775    $   227,856
                                                     ===========    ===========



Note 5 - Investment in Subsidiary

         Investment in a 49% owned subsidiary        $      --      $    68,464
         Accumulated losses of subsidiary                   --          (19,689)
                                                     -----------    -----------
                                                     $      --      $    48,775
                                                     ===========    ===========


Note 6 - Property and Equipment, Net

         Cost:
            Land                                     $   211,220    $   211,220
            Building                                     595,008        592,092
            Computers and related equipment              361,928        251,541
            Motor vehicles                               251,648        163,369
            Office furniture and equipment               184,240        104,401
                                                     -----------    -----------
         Total cost                                    1,604,044      1,322,623
         Accumulated depreciation                       (451,001)      (321,607)
                                                     -----------    -----------
                                                     $ 1,153,043    $ 1,001,016
                                                     ===========    ===========


Note 7 - Accrued Expenses and Other Liabilities

         Accrued payroll and related payables        $   511,208    $   269,990
         Accrued expenses                                207,759        115,131
         Royalties                                       185,267        127,244
         Other                                            93,244         57,163
                                                     -----------    -----------
                                                     $   997,478    $   569,528
                                                     ===========    ===========

Note 8 -    Long-term Debt

                                                                                                 December 31,
                                                                          Interest          ---------------------
                                              Currency   Linked to         Rate %            1996          1995
                                              --------   ---------       ----------         --------     --------
             Mortgage payable                   NIS        CPI              4.18            $233,774     $248,584
                                                                          Prime +
             Purchase of motor vehicle          NIS      Unlinked       1.75 - 2.40           30,554       21,747
                                                                                            --------     --------
                                                                                             264,328      270,331
             Less - current maturities                                                        45,497       36,616
                                                                                            --------     --------
                                                                                            $218,831     $233,715
                                                                                            ========     ========
             Aggregate maturities of long-term
                debt are as follows:
                1997                                                                        $   --
                1998                                                                          39,390
                1999                                                                          32,825
                2000                                                                          32,825
                2001                                                                          32,825
                Therafter                                                                     80,966
                                                                                            --------
                                                                                            $218,831
                                                                                            ========


Note 9  -   Accrued Severance Pay

            The company's liability for severance pay, pursuant to Israeli law, is fully provided. Part of the liability is funded through insurance policies which are not under the control of the Company.

Note 10 -  Commitments and Contingencies

           a. Royalties are due to financing participants in the development of certain products mainly to the Chief Scientist of the Ministry of Industry and Trade in the Government of Israel. Under the Company's research and development agreements with the Chief Scientist and pursuant to applicable law, the Company is required to pay royalties at the rate of 2% - 3% of sales of products developed with funds provided by the Chief Scientist, up to an amount equal to 100% - 150% of the Chief Scientist's research and development grants (dollar linked) related to such projects.

                For the years ended December 31, 1996, 1995 and 1994, the Company recognized grants in the amount of $147,851, $201,430 and $126,230, respectively, which are presented in the financial statements as an offset to research and development costs. Related to the grants, the Company has expensed royalties for the three years ended December 31, 1996, 1995 and 1994 in the amount of $160,544, $67,372 and $30,394, respectively.

           b. The Israel Government, through the Fund for Encouragement of Marketing Activities, awarded the Company grants for participation in marketing expenses overseas. These grants are awarded for specific marketing expenses incurred by the Company overseas and these expenses are reported to the Israeli government accordingly. All marketing grants received from the Israeli government are payable only in the form of 3% royalties as a percentage of increased export sales. Total royalties are not to exceed the amounts of the grants received by the Company, linked to the U.S.
                dollar.

                However, if the Company does not achieve an increase in export sales, it has no obligation to pay any royalties or to return any funds received from these grants. Accordingly, these proceeds are presented in the financial statements as an offset to marketing expenses. The Company recognized grants amounting to $144,969 and $95,523 for the years ending December 31, 1995 and 1994, respectively, which are offset against marketing expenses.

                Repayment of such grants is not required in the event that there are no sales of products with respect to such grants.

Note 11 -  Shareholders' Equity

           In 1996, the Company issued 20,520 shares in a private placement offering and raised proceeds in the amount of $4,051,106, and also sold 8,450 shares of its treasury stock in exchange for proceeds in the amount of $80,000. Additionally in 1996, the Company paid $637,863 in dividends to its shareholders from the accumulated net after-tax earnings.

Note 13 -  Income Taxes

           a.   Domestic

                1. Approved Enterprises:

                Tax benefits under the Law for the Encouragement of Capital Investments, 1959 (hereafter "the law"):

                The Company's operations have been granted the status of "approved enterprise" under the law. Income derived from such enlargement during a period of seven years from the year in which this enterprise first realizes taxable income, is exempt from income tax and subject to a corporate tax of 25%.

                Under the provisions of the law, the Company has chosen to enjoy "alternative benefits" - waiver of grants in return for tax exemption - and, accordingly, the Company's income will be tax exempt for a period of four years commencing with the year it first earns taxable income. In the remaining three years of benefits, the Company will be subject to a corporate tax rate of 25%.

                In 1996, the Company received approval for an enlargement of its "approved enterprise." Accordingly, the Company's income from the enlargement will be tax exempt for a period of two years and will be subject to a reduced tax rate of 25% for an additional period of three years.

                If a dividend is distributed out of such tax-exempt profits deriving from the approved enterprise, the Company will be liable to corporate tax at the rate of 25%.

                The period of tax benefits described above, is subject to limits of 12 years from the commencement of production, or 14 years from the approval date, whichever is earlier.

                The  law  also   grants   entitlement   to   claim   accelerated
                depreciation on machinery and equipment used by the "approved enterprise."

                Any income derived from outside or other sources is subject to the regular corporate tax rate, which is 37% in 1995 and 36% in 1996 and thereafter.

                2. Israeli Tax Law:

                Measurement of results for tax purposes under the Income Tax Law (Inflationary Adjustments) - 1985:

                Under this law,  the  Company  is  entitled  to deduct  from its taxable income an "Equity Preservation Deduction" (which partially compensates for the decrease in value of shareholders' equity resulting from the annual increase in the Israel CPI) or has to add to its taxable income an "Additional Amount" (which reflects the effect of such increase in the Israeli CPI on the excess of depreciated costs of fixed assets over shareholders' equity).

                3. Tax assessments:

                The Company has not received final tax assessments since its inception.

           b.   Foreign

                Tax assessments:

                The Company has not yet received assessments from foreign tax authorities since its inception.

           c.   Deferred income taxes

                Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                               December 31,
                                                         ----------------------
                                                           1996           1995
                                                         -------        -------
                Accrued severance pay, net               $41,807        $22,967
                Accrued vacation pay                      27,402         33,161
                Other                                       (560)        (1,898)
                                                         -------        -------
                                                         $68,649        $54,230
                                                         =======        =======


           d. Reconciliation of the theoretical tax expense and actual tax expense

                A reconciliation of the theoretical income tax expense, assuming all income is taxed at the  statutory  rate of 36%,  37% and 38%
                for  the  years  ended   December  31,  1996,   1995  and  1994,
                respectively,  applicable  to the income of companies in Israel, and the actual tax expense, is as follows:


                                                                                                Year Ended December 31,
                                                                                     -----------------------------------------------
                                                                                        1996              1995               1994
                                                                                     -----------       -----------       -----------
                Income before taxes on income,
                   as reported in the statement of operations                        $ 1,310,610       $   690,383       $   207,597
                                                                                     ===========       ===========       ===========

                Theoretical tax on the above amount                                  $   471,820       $   255,442       $    78,887

                Non-deductible expenses and other                                         77,010            39,631            50,213
                Adjustments to tax in respect of
                   inflation in Israel                                                    12,722             5,560            36,152
                Tax exempt income during the
                   benefit periods, see a. above (1)                                    (363,654)         (139,633)          (28,593
                                                                                     -----------       -----------       -----------

                Taxes on income for the reported year                                $   197,898       $   161,000           $136,65
                                                                                     ===========       ===========       ===========
           e.   Income before tax is comprised of the following:

                Domestic                                                             $ 1,264,785       $   690,383       $   207,597
                Foreign                                                                    --               --                45,825
                                                                                     -----------       -----------       -----------
                                                                                     $ 1,264,785       $   690,383       $   253,422
                                                                                     ===========       ===========       ===========

           f.   The provision for income taxes is comprised as follows:

                                                                                                 Year Ended December 31,
                                                                                    ------------------------------------------------
                                                                                         1996             1995               1994
                                                                                    -----------       -----------       -----------
                Current taxes                                                       $   212,317       $   178,406       $   141,599
                Deferred taxes                                                          (14,419)          (17,406)           (4,940)
                                                                                    $   197,898       $   161,000       $   136,659
                                                                                    -----------       -----------       -----------

                Domestic                                                            $   193,386       $   161,000       $   136,659
                Foreign                                                                   4,512              --                --
                                                                                    -----------       -----------       -----------
                                                                                    $   197,898       $   161,000       $   136,659
                                                                                    ===========       ===========       ===========


Note 13 -  Supplementary Statement of Operations Data and Identifiable Assets

           a.  Operating income:

                Israel                                                              $ 1,315,563       $   942,365       $   467,603
                Europe                                                                   36,237              --                --
                Far East                                                                 12,375              --                --
                                                                                    -----------       -----------       -----------
                                                                                    $ 1,364,175       $   942,365       $   467,603
                                                                                    ===========       ===========       ===========


           b.  Research and development cost, net:

                Total costs                                                         $ 1,052,094       $   990,216       $   954,797
                Royalty bearing grants                                                 (147,851)         (201,430)         (126,230)
                                                                                    -----------       -----------       -----------
                                                                                    $   904,243       $   788,786       $   828,567
                                                                                    ===========       ===========       ===========

                                                                                            December 31,
                                                                                    -----------------------------
                                                                                       1996              1995
                                                                                    -----------       -----------
           c.  Identifiable assets:

               Israel                                                               $ 6,626,215       $ 3,717,899
               Europe                                                                   512,544              --
               Far East                                                                  25,735              --
                                                                                    -----------       -----------
                                                                                    $ 7,164,494       $ 3,717,899
                                                                                    ===========       ===========


Note 14 -  Subsidiaries
                                      Percentage of Ownership
                                      -----------------------    Jurisdiction of
                                        1996    1995    1994      incorporation
                                       ------  ------  ------    ---------------

           A.R. Ltd.                     100%    --      --         Israel
           Algart Holdings Ltd.          100%    --      --         Israel
           A.R. GmbH                     100%    49%     49%        Germany
           A.R. PTE Ltd.                 100%    --      --        Singapore


Note 15 - Effect of Material Differences Between Israel and U.S. GAAP on the Financial Statements

           The consolidated financial statements of A.R. Data Security Ltd. conform with accounting principles generally accepted in Israel which differ in certain respects from those followed in the United States as described below.

           Treatment of compensation expenses for warrants issued to employees:

           The benefit component (compensation expense of warrants issued to employees) is usually not recognized in the financial statements under Israeli GAAP.

           Under U.S. GAAP, the excess of the quoted market price over the exercise price of an option at the date of the grant is recognized as compensation expense of the periods in which the employee performs
           the  services  for  which  the   compensation   was  granted.

Note 16 -  Subsequent Event (Unaudited)

           In September 1997, A.R. Data Security Ltd. entered into a stock purchase agreement with Cylink Corporation ("Cylink" or the "Acquiring Company") to sell all of the outstanding common stock of Algart and A.R. Ltd. to Cylink. Subsequent to this transaction, the only remaining assets of A.R. Data Security were cash and equity securities received from the Acquiring Company.

Item 7 (b).   Pro Forma Financial Information

           Included are the unaudited pro forma combined condensed statements of operations for the six month period ended June 27, 1997 and for the year ended December 31, 1996.

           On September 8, 1997, Cylink acquired all of the outstanding shares of Algorithmic Research, Ltd. and Algart Holdings, Ltd. (hereafter referred to on a combined basis as "Algorithmic Research"), both limited liability companies organized under the laws of the State of Israel. Consideration for this purchase was $44,881,000 in cash, net of cash acquired, including transaction expenses paid and accrued of $2,996,000 and $531,000, respectively; and 2,593,169 shares of Cylink's common stock and 409,641 fully vested options to purchase common stock of Cylink for $0.01 per share. The total value placed on the common stock and options issued was $29,525,000. The common stock and options issued are subject to decreasing restrictions on trading and exercise, respectively, for three years from the transaction date. The acquisition was recorded under the purchase method of accounting; and accordingly, the purchase price was allocated to assets acquired and liabilities assumed based upon the fair market values at the date of acquisition.

           The following unaudited pro forma combined condensed financial information gives effect to the acquisition as if the transaction had taken place at the beginning of 1996. A pro forma combined condensed balance sheet is not being filed pursuant to Rule 11-02 of Regulation S-X. The consolidated balance sheet of Cylink filed in connection with the Cylink Corporation Quarterly Report on Form 10-Q for the quarter ended September 26, 1997 includes the balance sheet data for Algorithmic Research. The unaudited pro forma combined condensed statements of operations are not necessarily indicative of the operating results that would have been achieved if the transaction had occurred on the date indicated and should not be construed as representative of future operations. The historical financial statements of A.R. Data Security, Ltd. are included elsewhere in this filing, and the unaudited pro forma financial information presented herein should be read in conjunction with those financial statements and related notes.

                                                       CYLINK CORPORATION
                                 PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS - Unaudited
                                             For the Six Months Ended June 27, 1997
                                              (in thousands, except per share data)


                                                                                  Algorithmic
                                                                     Cylink        Research          Adjustments         Pro Forma
                                                                    --------       --------          -----------         ---------

Revenue                                                             $ 34,451       $  3,965                              $ 38,416
Cost of revenue                                                       11,722          1,267                                12,989
                                                                    --------       --------                              --------
Gross profit                                                          22,729          2,698                                25,427
                                                                    --------       --------                              --------

Operating expenses:
   Research and development, net                                       7,787            650                                 8,437
   Selling and marketing                                               9,663           --                                   9,663
   General and administrative                                          4,209          1,185          1,344  (a)             6,738
                                                                    --------       --------                              --------
         Total operating expenses                                     21,659          1,835                                24,838
                                                                    --------       --------                              --------

Income from operations                                                 1,070            863                                   589

Other income (expense), net
   Interest income, net                                                1,816            (73)          (898) (b)               845
   Royalty and other income, net                                         442           --                                     442
                                                                    --------       --------                              --------

Income before income taxes                                             3,328            790                                 1,876
Provision for income taxes                                               998            127           (368) (c)               757
                                                                    --------       --------                              --------
Net income                                                          $  2,330       $    663                              $  1,119
                                                                    ========       ========                              ========

Net income per share                                                $   0.09                                             $   0.04
                                                                    ========                                             ========

Shares used to compute
   net income per share                                               26,567                                               29,570
                                                                    ========                                             ========

                                                       CYLINK CORPORATION
                                 PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS - Unaudited
                                              For the Year Ended December 31, 1996
                                              (in thousands, except per share data)


                                                                                  Algorithmic
                                                                     Cylink        Research          Adjustments         Pro Forma
                                                                    --------       --------          -----------         ---------

Revenue                                                             $ 51,958       $  7,206                              $ 59,164
Cost of revenue                                                       21,767          2,001                                23,768
                                                                    --------       --------                              --------
Gross profit                                                          30,191          5,205                                35,396
                                                                    --------       --------                              --------

Operating expenses:
   Research and development,
     net                                                              11,342            904                                12,246
   Selling and marketing                                              13,788           --                                  13,788
   General and administrative                                          6,185          2,937          2,687  (a)            11,809
   Employee severance costs                                              634           --                                     634
                                                                    --------       --------                              --------
         Total operating expenses                                     31,949          3,841                                38,477
                                                                    --------       --------                              --------

Income from operations                                                (1,758)         1,364                                (3,081)

Other income (expense), net
   Interest income, net                                                3,303            (53)        (2,654) (b)             3,250
   Royalty and other income
    (expense), net                                                       (97)          --                                     (97)
                                                                    --------       --------                              --------

Income before income taxes                                             1,448          1,311                                (2,582)
Provision for income taxes                                               251            198         (1,088) (c)              (639)
                                                                    --------       --------                              --------
Net income                                                          $  1,197       $  1,113                              $ (1,943)
                                                                    ========       ========                              ========

Net income per share                                                $   0.05                                             $  (0.07)
                                                                    ========                                              ========

Shares used to compute
   net income per share                                               25,761                                               27,187
                                                                    ========                                              ========


                               CYLINK CORPORATION
   NOTES TO PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS - Unaudited


Note 1 -   The Acquisition

           The total purchase price amounts to $76,263,000 and was allocated to the assets acquired and liabilities assumed at the acquisition date based on an independent appraisal of the fair market values. The allocation of the purchase price is as follows (in thousands):

           Current assets (including cash and cash equivalents of $1,857)         $  4,380
           Property and equipment                                                    1,261
           In-process technology                                                    63,920
           Developed technology and other intangibles                                7,498
           Goodwill                                                                  1,317
           Other non-current assets                                                     96
           Current liabilities assumed                                              (2,021)
           Long-term debt assumed                                                     (188)
                                                                                  --------
                                                                                  $ 76,263
                                                                                  ========


Note 2 -   Adjustments to the Statements of Operations

       (a) To reflect amortization of intangible assets over the estimated lives:

                                           Value at         Estimated
                                         Acquisition          Lives       Six Months         Year
                                         -----------       -----------    ----------      ----------
           Assembled workforce            $  707,591       Three years    $  117,932      $  235,864
           Developed technology            6,790,623       Three years     1,131,771       2,263,541
           Goodwill                        1,317,139       Seven years        94,081         188,163
                                                                          ----------      ----------
                                                                          $1,343,784      $2,687,567
                                                                          ==========      ==========

       (b) To  reflect  the  reduction  in  interest  income  resulting  from  a
           decreased   level  of  invested  funds  due  to  cash  used  for  the
           acquisition of Algorithmic Research.

       (c) To reflect the tax benefit resulting from the decrease in interest income calculated at the estimated combined federal and state statutory rates. The amortization of capitalized intangibles is not deductible for income tax purposes.

Note 3 -   Nonrecurring Charges

           The nonrecurring charge resulting from acquired in-process technology is not reflected in the pro forma information presented herein pursuant to Article 11 of Regulation S-X. Amounts allocated to technology were estimated using a risk adjusted income approach applied to specifically identified technologies. In-process technology was expensed upon acquisition because technological feasibility had not been established and no alternative future uses existed. The charge resulting from in-process technology is not deductible for income tax purposes.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Date:  November 24, 1997                  CYLINK CORPORATION

                                          By:    /s/  JOHN H. DAWS
                                                 ----------------------------
                                                 John H. Daws
                                                 Vice President of Finance
                                                 and Administration and
                                                 Chief Financial Officer
                                                 (Duly Authorized Officer and
                                                 Principal Financial Officer)